JPM Institutional Trust
Special Shareholder Meeting Results (Unaudited)

The Trust held a meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees:

Trustees were elected by the shareholders of all of the series of the Trust, including the each of the Funds. The results of the voting were as follows:

Shares (Amounts in thousands)
John F. Finn
  In Favor
4,607,844
  Withheld
0
Dr. Matthew Goldstein
  In Favor
4,607,844
  Withheld
0
Robert J. Higgins
  In Favor
4,607,844
  Withheld
0
Frankie D. Hughes
  In Favor
4,607,844
  Withheld
0
Peter C. Marshall
  In Favor
4,607,844
  Withheld
0
Mary E. Martinez
  In Favor
4,607,844
  Withheld
0
Marilyn McCoy
  In Favor
4,607,844
  Withheld
0
Mitchell M. Merin
  In Favor
4,607,844
  Withheld
0
William G. Morton, Jr.
  In Favor
4,607,844
  Withheld
0
Robert A. Oden, Jr.
  In Favor
4,607,844
  Withheld
0
Marian U. Pardo
  In Favor
4,607,844
  Withheld
0
Frederick W. Ruebeck
  In Favor
4,607,844
  Withheld
0
James J. Schonbachler
  In Favor
4,607,844
  Withheld
0